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                                     SUBSIDIARIES





    OSP Publishing, Inc., a Delaware corporations

    BEx Corp., a Delaware corporation

    Kelly Russell Studios, Inc., a Delaware corporation

    *Stanley DeSantis, Inc., a California corporation



    -----------------------------
    * Sold on December 31, 1996



                                     Exhibit 21.1